UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

AbCellera Biologics Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-39781	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 W 4th Avenue
Vancouver, BC	V5Y 1G6
(Address of principal executive offices)	(Zip Code)

(604) 559-9005

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	ABCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2026, AbCellera Biologics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and J.P. Morgan Securities LLC as the representatives of the several underwriters (the “Underwriters”) relating to an underwritten public offering of (a) 17,435,897 shares (the “Shares”) of the Company’s common shares, no par value per share (the “Common Shares”) at a price to the public of $9.75 per Share, and (b) in lieu of Shares to certain investors, pre-funded warrants to purchase up to 3,076,926 Common Shares (the “Pre-Funded Warrants”, and such Common Shares issuable upon the exercise of the Pre-Funded Warrants, the “Warrant Shares”) at a price to the public of $9.74999 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.00001 exercise price for each such Pre-Funded Warrant, in each case less underwriting discounts and commissions. All of the Shares and Pre-Funded Warrants are being sold by the Company.

The Company estimates that the net proceeds from the offering will be approximately $187.0 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Each Pre-Funded Warrant will be exercisable for one Common Share at an exercise price of $0.00001 per share, or alternatively, at the election of each holder, Common Shares may be issued through a cashless exercise, with the net number of Common Shares determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised. A holder (together with its affiliates and any other persons whose beneficial ownership of Common Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”)) may not exercise any portion of the Pre-Funded Warrants if (i) immediately prior to exercise, the holder (together with its affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act), beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of Common Shares issued and outstanding without giving effect to any Warrant Shares, or (ii) immediately after exercise, the holder (together with its affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act), would beneficially own in excess of 4.99% of the number of Common Shares issued and outstanding after giving effect to the issuance of such Common Shares. Upon at least 61 days’ prior notice from the holder to the Company, the holder may decrease or increase the Maximum Percentage up to 19.99%.

The Shares and Pre-Funded Warrants will be issued pursuant to a shelf registration statement on Form S-3ASR (File No. 333-285367) that was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 and automatically became effective upon filing. A final prospectus supplement relating to the offering was filed with the SEC on August 13, 2026. The closing of the offering is expected to take place on or about August 14, 2026, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, subject to certain exceptions, the Company and its executive officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of common stock during the 60-day period following the date of the Underwriting Agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto, the form of Pre-Funded Warrant is attached as Exhibit 4.1 hereto, and each is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and the terms of the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such respective exhibit. A copy of the legal opinion and consent of Blake, Cassels & Graydon LLP relating to the legality of the issuance and sale of the Shares and the Pre-Funded Warrants in the offering is attached as Exhibit 5.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On August 12, 2026, the Company announced the pricing of the offering. A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated 12, 2026, by and between AbCellera Biologics Inc. and Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1 above)

99.1	Press release issued by AbCellera Biologics Inc. on August 12, 2026

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCELLERA BIOLOGICS INC.

Date: August 13, 2026	By:	/s/ Carl L.G. Hansen, Ph.D.
Carl L.G. Hansen, Ph.D. Chief Executive Officer and Director (Principal Executive Officer)